As filed with the Securities and Exchange Commission on March 9, 1998
                                               Registration No. 33- ____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             FIDELITY BANCORP, INC.
--------------------------------------------------------------------------------
            (Exact Name of Registration As Specified In its Charter)

         Pennsylvania                                         25-1705405
--------------------------------------------------------------------------------
(State or other jurisdiction                                (I.R.S. Employer
incorporation or organization)                              Identification No.)

      1009 Perry Highway
      Pittsburgh, PA                                              15237
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



         FIDELITY BANCORP, INC. 1997 EMPLOYEE STOCK COMPENSATION PROGRAM
                              (Full title of Plan)


                                                  Copies To:
William L. Windisch                               Charles B. Jarrett, Jr., Esq.
FIDELITY BANCORP, INC.                            PLOWMAN, SPIEGEL & LEWIS, P.C.
1009 Perry Highway                                310 Grant Street
Pittsburgh, Pennsylvania 15237                    Suite 230 Grant Building
                                                  Pittsburgh, Pennsylvania 15219


                                                   CALCULATION OF REGISTRATION FEE


                                                              Proposed                  Proposed
Title                                                         Maximum                   Maximum
of Each Class                       Amount                    Offering                  Aggregate                  Amount of
of Securities                       to be                     Price Per                 Offering                   Registration
to be Registered                    Registered(1)             Share(2)                  Price(2)                   Fee
----------------                    -------------             --------                  --------                   ---
Common Stock
$0.01 Par Value                     155,000 shares             $29.25                  $4,533,750                  $1,337.46

(1) Based on the maximum number of shares of Fidelity Bancorp, Inc. common stock, par value $0.01 per share ("Common Stock") authorized for issuance under the Plan set forth above. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of this plan.

(2) Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System on March 4, 1998, with respect to the 155,000 shares of Common Stock issuable under the plan.




         Page 2 of Sequentially Numbered Pages
         Index to Exhibits found on Page 10

           TO PARTICIPANTS IN THE FIDELITY BANCORP, INC. 1997 EMPLOYEE
                           STOCK COMPENSATION PROGRAM

         Fidelity Bancorp, Inc. ("Company") has filed a registration statement concerning its shares of common stock, $0.01 par value ("Common Stock") that may, from time to time, be issued pursuant to the Company's 1997 Employee Stock Compensation Plan("Plan"). The Prospectus deemed to form a part of the registration statement consists of certain documents and explanatory memoranda regarding the plans. Also deemed to comprise part of the Prospectus, are the following documents, each of which is specifically incorporated by reference into the registration statement and each of which is on file with the United States Securities and Exchange Commission ("SEC") (Periodic Report File No. 0-22288):

         (a) the Company's annual report on Form 10-K SB for the year ended September 30, 1997;

         (b) the Company's quarterly report on Form 10-QSB for the quarter ended December 31,1997; and

         (c)      the description of the Company's Common Stock contained in the
                  Company's   Registration  Statement  on  Form  8-B,  including
                  Exhibits thereto, filed on August 19, 1993.

         All documents filed with the SEC by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in the Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or supersede, to constitute a part of the Prospectus.

         The Company will provide without charge to each participant in these plans who requests, a copy of any or all of the documents mentioned above as well as all documentation relating to the plans required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933. Requests for such copies should be addressed in writing to:

                               Richard G. Spencer
                          Vice President and Treasurer
                             FIDELITY BANCORP, INC.
                               1009 Perry Highway
                         Pittsburgh, Pennsylvania 15237
                                 (412) 367-3300

March 3, 1998

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         There are hereby incorporated by reference in this registration statement the following documents filed by the Company with the Commission:

                  (a) Annual report on Form 10-K SB for the year ended September 30, 1997 (Periodic Report File No. 22288);

                  (b) The Company's quarterly reports on Form 10-Q for the quarter ended December 31, 1997 (Periodic Report File No. 0-17416); and

                  (c) The description of the Company's Common Stock contained int he Company's Registration Statement on Form 8-B, including Exhibits thereto, filed on August 19, 1993.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                Information Required in Section 10(a) Prospectus

         The document(s) containing the information specified in Items 1 and 2 of Part 1 of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I of Form S- 8, are not filed with the Securities and Exchange Commission as part of this registration statement.

Item 4.           Description of Securities

                  Inapplicable.

Item 5.           Interests of Named Experts and Counsel

                  Inapplicable.

Item 6.           Indemnification of Directors and Officers

         The general corporate law of the commonwealth of Pennsylvania, as applicable to the Company, together with the Company's Bylaws, provides the Company's officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Aside from matters involving criminal statutes or tax laws, directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The Company's officers and directors are entitled to be indemnified if they are named as a party or threatened to be named as a party to any type of proceeding as a result of actions or inactions taken while in the course of their association with the Company provided that such action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. Officers and directors of the company will be presumed to be entitled to this indemnification absent breaches of fiduciary duty, lack of good faith or self-dealing and will be entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

         Specifically, Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), (15 Pa. C.S.A. ss.ss.1741-1750) provides that a business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suite or proceeding.

         Section 1721 of the BCL (relating to the Board of Directors) declares that unless otherwise provide by statute or in a by-law adopted by the shareholders, all powers enumerated in Section 1502 (relating to general powers) and elsewhere in the BCL or otherwise vested by law in a business corporation shall be exercised by or under the authority of, and the business and affairs of every business corporation shall be managed under the direction of, a board of directors. If any such provision is made in the by-laws, the powers and duties conferred or imposed upon the board of directors under the BCL shall be exercised or performed to such extent and by such person or persons as shall be proved in the by-laws.

         Section 1712 of the BCL provides that a director shall stand in a fiduciary relation to the corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interest of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

         (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

         (2) counsel, public accountant or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; or

         (3) a committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believed to merit confidence.

         A director shall not be considered to be acting in good faith, if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

         Similar   provisions  in  Section   1712(c)  apply  to  officers  of  a
corporation.

         Section 1716 also states that in discharging the duties of their respective positions, the board of directors, committees of the board and individual director may, in considering the best interest of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 1712. In addition, absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

         Moreover, Section 1713 addresses the personal liability of directors and states that if a by-law adopted by the shareholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

         (1) the director has breached or failed to perform the duties of his office under this section; and

         (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         The provisions discussed above shall not apply to:

         (1) the responsibility or liability of a director pursuant to any criminal statute; or

         (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

         Finally, Section 1714 states that a director of a corporation who is present at a meeting of its board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing shall bar a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notified the secretary, in writing, of the asserted omission or inaccuracy.

         Section 1741 of the BCL (relating to third party actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

         Section 1742 of the BCL (relating to derivative actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative to the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actual and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

         Section 1743 of the BCL (relating to mandatory indemnification) provides that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 1744 of the BCL (relating to procedure for effecting indemnification) provides that, unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

         (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

         (2) if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3) by the shareholders.

         Section 1745 of the BCL (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding refereed to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of any undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise.

         Section 1746 of the BCL (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 1746 of the BCL also provides that indemnification refereed to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1746 further declares that indemnification under any by-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

         Section 1747 of the BCL (relating to the power to purchase insurance) provides that unless otherwise restricted in its by-laws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership,joint venture,trust or other enterprise against any liability asserted against him and insured by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the BCL. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

         Section 1750 of the BCL (relating to duration and extent of coverage) declares that the indemnification and advancement of expenses provided by, or granted pursuant to, the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

         Article 9 of its Articles of Incorporation provides that the Company shall indemnify any director or officer of the Company who was or is a party or is threatened to made a party to any threatened, pending or completed action, suit, appeal, or other proceeding of any nature,whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its shareholders or otherwise, by reason of the fact that such person (i) is or was a director, officer, employee or agent of the Company, or (ii) is or was serving at the request of the Company as a director, officer, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against all expenses (including attorneys' fees), judgments, fines, damages, punitive damages, penalties, excise taxes and assessed with respect to employee benefit plans and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suite, appeal or proceeding to the full extent permissible under Pennsylvania law.

         Subject to certain exceptions, the Bylaws of the Company also provide for the elimination of a director's liability for monetary damages for any action or any failure to take any action, except to the extent that by law a director's liability cannot be limited. The provisions of this section do not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state, or federal law.

         The indemnification and advancement of expenses provided by Article 9 are not exclusive of any other rights of indemnification. The Company has the power to purchase insurance on behalf of any person to whom Article 9 is applicable.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           Exemption From Registration Claimed

                  Inapplicable.

Item 8.           Exhibits and Exhibits Index                      Page Number
                                                                   In Sequential
                                                                   Numbering
Exhibit No.                                                        System
-----------                                                        ------

         4        Fidelity Bancorp, Inc.                           15
                  1997 Employee Stock Compensation Program

         5        Opinion of Plowman, Spiegel & Lewis, P.C.        34

         23A      Consent of KMPG Peat Marwick                     36

         23B      Consent of Plowman, Spiegel & Lewis, P.C.
                  (included in Exhibit 5)

         24       Power of Attorney of Directors and Officers
                  (included on Signature Page)


Item 9.           Undertakings

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                    (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the securities Exchange Act of 1934, and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action or suit or proceeding as asserted by

                                      II-8

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
                    such director,officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, Commonwealth of Pennsylvania on March 3, 1998.

                                                  FIDELITY BANCORP, INC.


                                             By:  /s/William L. Windisch
                                                  ----------------------
                                                  William L. Windisch, President
                                                  and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Windisch and Richard G. Spencer, and each of them, his or her true and law attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.







                                      11-9

                                     Capacity                         Date
                                     --------                         ----


/s/ William L. Windisch           President, Chief                 March 3, 1998
-------------------------         Executive Officer
William L. Windisch               and Director
                                  (Principal Executive
                                  Officer)


/s/ Richard G. Spencer            Vice President,                  March 3, 1998
-------------------------         Chief Financial Officer,
Richard G. Spencer                and Treasurer (Principal
                                  Financial and Principal
                                  Accounting Officer)

/s/ J. Robert Gales               Director                         March 3, 1998
-------------------------
J.Robert Gales


/s/ Joanne Ross Wilder            Director                         March 3, 1998
-------------------------
Joanne Ross Wilder



/s/ Robert F. Kastelic            Director                         March 3, 1998
-------------------------
Robert F. Kastelic



/s/ Oliver D. Keefer              Director                         March 3, 1998
-------------------------
Oliver D. Keefer


Charles E. Nettrour               Director                         March 3, 1998













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